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EXHIBIT 10.8

THE COCA-COLA COMPANY
1989 RESTRICTED STOCK AWARD PLAN
(As Restated Effective December 1, 2003)

Section 1. Purpose

        The purpose of the 1989 Restricted Stock Award Plan of The Coca-Cola Company (the "Plan") is to advance the interest of The Coca-Cola Company (the "Company") and its Related Companies (as defined in Section 4 hereof), by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of restricted shares of Company Common Stock (the "Awards", or singly, an "Award"). The Plan is intended to aid the Company and its Related Companies in retaining officers and key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies. In addition, the Plan may also aid in attracting officers and key employees who will become eligible to participate in the Plan after a reasonable period of employment by the Company or its Related Companies.

Section 2. Administration

        The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") or in accordance with Section 7, Article III of the By-Laws of the Company (as amended through October 16, 2003) from among its members and shall be comprised of not less than three (3) members of the Board. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Compensation Committee shall be members of the Board who are not eligible to participate in the Plan for at least one year prior to the time they become members of the Committee. Eligibility requirements for members of the Committee shall comply with Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule or regulation. The Committee shall determine the officers and key employees of the Company and its Related Companies (including officers, whether or not they are directors) to whom, and the time or times at which, Awards will be granted, the number of shares to be awarded, the time or times within which the Awards may be subject to forfeiture, and all other conditions of the Award. The provisions of the Awards need not be the same with respect to each recipient.

        The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action made or taken pursuant to the Plan, including interpretation of the Plan and the Awards granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons, including, without limitation, the Company and its Related Companies, the Committee, the Board, the Officers and the affected employees of the Company and/or its Related Companies and their respective successors in interest.

Section 3. Stock

        The stock to be issued under the Plan pursuant to Awards shall be shares of Common Stock, $.25 par value, of the Company (the "Stock"). The Stock shall be made available from treasury or authorized and unissued shares of Common Stock of the Company. The total number of shares of Stock that may be issued pursuant to Awards under the Plan, including those already issued, may not exceed 40,000,000 shares (subject to adjustment in accordance with Section 8). Shares of Stock previously granted pursuant to Awards, but which are forfeited pursuant to Section 5, below, shall be available for future Awards.

Section 4. Eligibility

        Awards may be granted to officers and key employees of the Company and its Related Companies who have been employed by the Company or a Related Company (but only if the Related Company is one in which the Company owns on the grant date, directly or indirectly, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the Related Company's financial results to be consolidated with the Company's financial results for financial reporting purposes) for a reasonable period of time determined by the Committee. The term "Related Company" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20 percent or more of the voting stock or capital at the applicable time. No employee shall acquire pursuant to Awards granted under the Plan more than twenty (20) percent of the aggregate number of shares of Stock issuable pursuant to Awards under the Plan.

Section 5. Awards

        Except as otherwise specifically provided in the grant of an Award, Awards shall be granted solely for services rendered to the Company or any Related Company by the employee prior to the date of the grant and shall be subject to the following terms and conditions:

          (a)   The Stock subject to an Award shall be forfeited to the Company if the employment of the employee by the Company or Related Company terminates for any reason (including, but not limited to, termination by the Company, with or without cause) other than death, "Retirement", as hereinafter defined, provided that such Retirement occurs at least five (5) years from the date of grant of an Award and also provided that the employee has attained the age of 62, or disability, prior to a "Change in Control" of the Company as hereinafter defined. "Disability," as used herein shall mean a condition for which a Participant becomes eligible for and receives a disability benefit under the long term disability insurance policy issued to the Company providing Basic Long Term Disability Insurance benefits pursuant to The Coca-Cola Company Health and Welfare Benefits Plan, or under any other long term disability plan which hereafter may be maintained by the Company, or for individuals outside the United States, an applicable governmental entity. "Retirement", as used herein, shall mean an employee's voluntarily leaving the employ of the Company or a Related Company on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company's Supplemental Retirement Plan, the terms of that Plan and (ii) for all other employees, the terms of the Employees Retirement Plan (the "ERP") assuming such employees were eligible to participate in the ERP. "Cause," as used herein and in conjunction with an Award shall mean termination of employment by the Company or a Related Company which is based on a violation of the Company's Code of Business Conduct or any other policy of the Company or its Related Company, or for gross misconduct.

          (b)   If at any time the recipient Retires on a date which is at least five (5) years from the date of grant of an Award and on or after the date on which the employee has attained the age of 62, dies or becomes disabled, or in the event of a "Change in Control" of the Company, as hereinafter defined, prior to such Retirement, death or disability, such recipient shall be entitled to retain the number of shares subject to the Award. A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

          (c)   Awards may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

          (d)   Performance-Based Awards.

            1.     The Committee or, if applicable, a Subcommittee thereof, which shall be comprised of two or more outside directors meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") may select from time to time, in its discretion, executive officers, senior vice-presidents and other key executives of the Company to receive awards of restricted stock under the Plan, in such amounts as the Committee or Subcommittee may, in its discretion, determine (subject to any limitations provided in the Plan), the release of which will be conditioned upon the attainment of certain performance targets ("Performance-Based Awards"). The Committee or Subcommittee may authorize alternative awards, including, but not limited to, promises of future restricted stock awards, provided that the grant and subsequent release is contingent upon attainment of certain performance targets under this section.

            2.     At the time of each grant, the Committee or Subcommittee shall determine the performance targets and the Measurement Period (as defined below) that will be applied with respect to such grant. Grants of Performance-Based Awards may be made, and the performance targets applicable to such Performance-Based Awards may be defined and determined, by the Committee or Subcommittee no later than ninety days after the commencement of the Measurement Period. The performance criteria applicable to Performance-Based Awards will be one or more of the following criteria:

        (i)
        average annual growth in earnings per share;
        (ii)
        increase in share-owner value;
        (iii)
        earnings per share;
        (iv)
        net income;
        (v)
        return on assets;
        (vi)
        return on share-owners' equity;
        (vii)
        increase in cash flow;
        (viii)
        operating profit or operating margins;
        (ix)
        revenue growth of the Company;
        (x)
        operating expenses; and
        (xi)
        quality as determined by the Company's Quality Index.

    The Measurement Period will be a period of years, determined by the Committee or Subcommittee in its discretion, commencing on January 1 of the first year of the Measurement Period and ending on December 31 of the last year of the Measurement Period. The Measurement Period will be subject to adjustment as the Committee or Subcommittee may provide in the terms of each award.

            3.     Except as otherwise provided in the terms of the award, shares awarded in the form of Performance-Based Awards shall be eligible for release (the "Release Date") on March 1 next following the completion of the Measurement Period.

            4.     Shares awarded in the form of Performance-Based Awards will be released only if the Controller of the Company and the Committee or Subcommittee certify that the performance targets have been achieved during the Measurement Period.

            5.     Performance-Based Awards granted pursuant to this Section 5(d) are intended to qualify as performance-based compensation under Section 162(m) of the Code and shall be administered and construed accordingly.

          (e)   The receipt of stock subject to an Award shall be eligible for deferral in accordance with the terms and subject to the conditions of The Coca-Cola Company Deferred Compensation Plan.

          (f)    No Award shall be released unless the employee properly, timely and unconditionally executes (by any means approved by the plan administrator or the Director, Executive Compensation) an agreement provided in connection with the Award.

Section 6. Nontransferability of Awards

        Shares of Stock subject to Awards shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the first to occur of Retirement on a date which is at least five (5) years from the date of grant of an Award and on or after the date on which the employee has attained the age of 62, death or disability of the recipient of an Award or a Change in Control.

Section 7. Rights as a Stockholder

        An employee who receives an Award shall have rights as a stockholder with respect to Stock covered by such Award to receive dividends in cash or other property or other distributions or rights in respect to such Stock and to vote such Stock as the record owner thereof.

Section 8. Adjustment in the Number of Shares Awarded

        In the event there is any change in the Stock through the declaration of stock dividends, through stock splits or through recapitalization or merger or consolidation or combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock thereafter available for Awards.

Section 9. Taxes

          (a)   If any employee properly elects, within thirty (30) days of the date on which an Award is granted, to include in gross income for federal income tax purposes an amount equal to the fair market value (on the date of grant of the Award) of the Stock subject to the Award, such employee shall make arrangements satisfactory to the Committee to pay to the Company in the year of such Award, any federal, state or local taxes required to be withheld with respect to such shares. If such employee shall fail to make such tax payments as are required, the Company and its Related Companies shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

          (b)   Each employee who does not make the election described in paragraph (a) of this Section shall, no later than the date as of which the restrictions referred to in Section 5 and such other restrictions as may have been imposed as a condition of the Award, shall lapse, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award, and the Company and its Related Companies shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

          (c)   The Committee may specify when it grants an Award that the Award is subject to mandatory share withholding for satisfaction of tax withholding obligations by employees. For all other Awards, whether granted before or after this paragraph 9(c) was added to this Plan, tax withholding obligations of an employee may be satisfied by share withholding, if permitted by applicable law, at the written election of the employee prior to the date the restrictions on the Award lapse. The shares withheld will be valued at the average of the high and low market prices at which a share of Stock was sold on the date the restrictions lapse (or, if such date is not a trading day, then the next trading day thereafter), as reported on the New York Stock Exchange—Composite Transactions listing.

Section 10. Restrictive Legend and Stock Power

        Each certificate evidencing Stock subject to Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award. Any attempt to dispose of Stock in contravention of such terms, conditions, and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any Award, that the recipient shall have delivered a stock power endorsed in blank relating to the Stock covered by such Award.

Section 11. Amendments, Modifications and Termination of Plan

        The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the Exchange Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without the approval of the stock holders of the Company; provided, however, that no action shall be taken without the approval of the stockholders of the Company which may increase the number of shares of Stock available for Awards or withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive an Award. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the Exchange Act. No amendment or termination or modification of the Plan shall in any manner affect Awards therefore granted without the consent of the employee unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Awards have theretofore been granted. The Board or the Committee may modify or remove restrictions contained in Sections 5 and 6 on an Award or the Awards as a whole which have been previously granted upon a determination that such action is in the best interest of the Company. The Plan shall terminate when (a) all Awards authorized under the Plan have been granted and (b) all shares of Stock subject to Awards under the Plan have been issued and are no longer subject to forfeiture under the terms hereof unless earlier terminated by the Board or the Committee.

Section 12. Governing Law

        The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

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THE COCA-COLA COMPANY 1989 RESTRICTED STOCK AWARD PLAN (As Restated Effective December 1, 2003)